UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2006

GUITAR CENTER, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-22207	95-4600862
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5795 Lindero Canyon Road Westlake Village, California	91362
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 735-8800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                  Entry into a Material Definitive Agreement

Plan Amendments.  At a meeting of the Compensation Committee of the Board of Directors of Guitar Center, Inc. held on November 2, 2006, the committee approved the following amendments:  (1) amendments to the Guitar Center, Inc. Amended 1997 Equity Participation Plan and the 2004 Guitar Center, Inc. Incentive Stock Award Plan to provide for the automatic ratable adjustment of awards granted pursuant to those plans in the event of certain equity restructurings; and (2) an amendment to the 2004 Guitar Center, Inc. Incentive Stock Award Plan to change the determination of fair market value of a share of Guitar Center, Inc. common stock to be as of the close of trading on the date of grant, rather than the day prior to the date of grant.  The summary provided above is qualified by the full text of the agreements which have been filed as an exhibit to this Current Report on Form 8-K.

Item 9.01.                  Financial Statements and Exhibits

                (d)           Exhibits

Exhibit No.	Description

10.1	Amendment to the Guitar Center, Inc. Amended 1997 Equity Participation Plan

10.2	Amendment to the 2004 Guitar Center, Inc. Incentive Stock Award Plan

10.3	Amendment to the 2004 Guitar Center, Inc. Incentive Stock Award Plan

* * * * * * * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUITAR CENTER, INC.

Date: November 8, 2006	By:	/s/ Leland P. Smith
Leland P. Smith, Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment to the Guitar Center, Inc. Amended 1997 Equity Participation Plan

10.2	Amendment to the 2004 Guitar Center, Inc. Incentive Stock Award Plan

10.3	Amendment to the 2004 Guitar Center, Inc. Incentive Stock Award Plan